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EXHIBIT 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2023 RESULTS

San Jose, Calif., May 10, 2023 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2023.

Fourth Quarter Fiscal Year 2023 Highlights:

•Net Sales: $7.5 billion
•GAAP Operating Income: $266 million
•Adjusted Operating Income: $364 million
•GAAP Net Income attributable to Flex Ltd.: $142 million
•Adjusted Net Income attributable to Flex Ltd.: $261 million
•GAAP Earnings Per Share: $0.31
•Adjusted Earnings Per Share: $0.57 which includes $0.03 impact of noncontrolling interest expense from the Nextracker IPO

Fiscal Year 2023 Results of Operations:

•Net Sales: $30.3 billion
•GAAP Operating Income: $1,184 million
•Adjusted Operating Income: $1,442 million
•GAAP Net Income attributable to Flex Ltd.: $793 million
•Adjusted Net Income attributable to Flex Ltd.: $1,090 million
•GAAP Earnings Per Share: $1.72
•Adjusted Earnings Per Share: $2.36 which includes $0.03 impact of noncontrolling interest expense from the Nextracker IPO

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“We delivered a very strong year, growing revenue 17% year-over-year, as we continue to navigate the current environment as well as make progress towards our longer term strategic goals,” said Revathi Advaithi, CEO of Flex. “As we’ve consistently demonstrated over the last few years, our team's focused execution has set us up well to create shareholder value as we look to fiscal 2024 and beyond.”

First Quarter Fiscal 2024 Guidance

•Revenue: $7.0 billion to $7.5 billion
•GAAP Operating Income: $258 million to $288 million
•Adjusted Operating Income: $320 million to $350 million
•GAAP EPS: $0.35 to $0.41
•Adjusted EPS: $0.47 to $0.53 which includes $0.03 to $0.04 impact of noncontrolling interest expense from the Nextracker IPO, and excludes $0.09 for stock-based compensation expense, and $0.03 for net intangible amortization.

Fiscal Year 2024 Guidance

•Revenue: $30.5 billion to $31.5 billion
•GAAP EPS: $1.90 to $2.10

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•Adjusted EPS: $2.35 to $2.55 which includes $0.17 to $0.19 impact of noncontrolling interest expense from the Nextracker IPO, and excludes $0.35 for stock-based compensation expense, $0.13 for net intangible amortization, offset by ($0.03) for noncontrolling interests share of subsidiary’s non-GAAP adjustments.

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Webcast and Conference Call

The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review fourth quarter and fiscal 2023 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results, including margins; the effects that the current and future macroeconomic environment, including inflation, slower growth or recession, higher interest rates, and currency exchange rate fluctuations, could have on our business and demand for our products; the impact of component shortages, fluctuations in the pricing or availability of raw materials, labor and energy, and logistical constraints, including their impact on our revenues and margins; uncertainties and risks relating to our ability to achieve some or all of the intended or anticipated benefits of Nextracker being a separate, publicly-traded company, which could negatively impact our business, financial condition and results of operations; the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine, including the imposition of economic sanctions on Russia which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; hiring and retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company's restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to achieve sustainability goals; we may be exposed to product liability and product warranty liability; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; and the impact and effects on our business, results of operations and financial condition of the COVID-19 pandemic or another public health issue or catastrophic event.

Additional information concerning these, and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended March 31, 2022 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this presentation are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share

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repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)(3)
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2023	March 31, 2022
GAAP:
Net sales	$7,477	$6,851
Cost of sales	6,903	6,342
Restructuring charges	18	4
Gross profit	556	505
Selling, general and administrative expenses	266	254
Intangible amortization	20	22
Restructuring charges	4	—
Operating income	266	228
Interest, net	51	42
Other charges (income), net	6	(22)
Equity in earnings (losses) of unconsolidated affiliates	(1)	(9)
Income before income taxes	208	199
Provision for (benefit from) income taxes	(155)	27
Net income	$363	$172
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	221	4
Net income attributable to Flex Ltd.	$142	$168

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.31	$0.36
Non-GAAP	$0.57	$0.52

Diluted shares used in computing per share amounts	459	471

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)(3)
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2023	March 31, 2022
GAAP:
Net sales	$30,346	$26,041
Cost of sales	28,058	24,094
Restructuring charges	23	15
Gross profit	2,265	1,932
Selling, general and administrative expenses	995	892
Intangible amortization	82	68
Restructuring charges	4	—
Operating income	1,184	972
Interest, net	201	152
Other charges (income), net	5	(164)
Equity in earnings (losses) of unconsolidated affiliates	(4)	61
Income before income taxes	974	1,045
Provision for (benefit from) income taxes	(59)	105
Net income	$1,033	$940
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	$240	$4
Net income attributable to Flex Ltd.	$793	$936

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.72	$1.94
Non-GAAP	$2.36	$1.96

Diluted shares used in computing per share amounts	462	483

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)(3)
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2023	March 31, 2022

GAAP operating income	$266	$228
Intangible amortization	20	22
Stock-based compensation expense	53	23
Restructuring charges	22	4
Legal and other	3	18
Non-GAAP operating income	364	295

GAAP provision for (benefit from) income taxes	(155)	27
Intangible amortization benefit	3	4
Other tax related adjustments	4	(3)
Tax impact due to Nextracker IPO	180	—
Non-GAAP provision for income taxes	32	27

GAAP net income attributable to Flex Ltd.	142	168
Intangible amortization	20	22
Stock-based compensation expense	53	23
Restructuring charges	22	4
Legal and other	3	18
Interest and other, net	—	6
Equity in earnings (losses) of unconsolidated affiliates	(1)	—
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest	24	4
Noncontrolling interest share of subsidiary's non-GAAP adjustments	185	—
Adjustments for taxes	(187)	(1)
Non-GAAP net income	261	244
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.31	$0.36
Non-GAAP	$0.57	$0.52

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)(3)
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2023	March 31, 2022

GAAP operating income	1,184	972
Intangible amortization	82	68
Stock-based compensation expense	133	91
Restructuring charges	27	15
Legal and other	16	23
Non-GAAP operating income	$1,442	$1,169

GAAP provision for (benefit from) income taxes	(59)	105
Intangible amortization benefit	12	10
Other tax related adjustments	—	15
Tax impact due to Nextracker IPO	$180	$—
Non-GAAP provision for income taxes	$133	$130

GAAP net income attributable to Flex Ltd.	793	936
Intangible amortization	82	68
Stock-based compensation expense	133	91
Restructuring charges	27	15
Legal and other	16	23
Interest and other, net	4	(135)
Equity in earnings (losses) of unconsolidated affiliates	(1)	(32)
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest	43	4
Noncontrolling interest share of subsidiary's non-GAAP adjustments	185	—
Adjustments for taxes	(192)	(25)
Non-GAAP net income	$1,090	$945
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.72	$1.94
Non-GAAP	$2.36	$1.96

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (3)
(In millions)

	As of March 31, 2023	As of March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,294	$2,964
Accounts receivable, net of allowance for doubtful accounts	3,739	3,371
Contract assets	541	519
Inventories	7,530	6,580
Other current assets	917	903
Total current assets	16,021	14,337

Property and equipment, net	2,349	2,125
Operating lease right-of-use assets, net	608	637
Goodwill	1,343	1,342
Other intangible assets, net	316	411
Other assets	758	473
Total assets	$21,395	$19,325

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$150	$949
Accounts payable	5,930	6,254
Accrued payroll	522	470
Deferred revenue and customer working capital advances	3,143	2,002
Other current liabilities	1,110	1,036
Total current liabilities	10,855	10,711

Long-term debt, net of current portion	3,691	3,248
Operating lease liabilities, non-current	506	551
Other liabilities	637	608
Total liabilities	15,689	15,118
Redeemable noncontrolling interest	—	78
Total Flex Ltd. shareholders' equity	5,351	4,129
Noncontrolling interest	355	—
Total shareholders' equity	5,706	4,129
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,395	$19,325

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2023	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,033	$936
Depreciation, amortization and other impairment charges	501	484
Changes in working capital and other, net	(584)	(396)
Net cash provided by operating activities	950	1,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(635)	(443)
Proceeds from the disposition of property and equipment	20	11
Acquisition of businesses, net of cash acquired	2	(539)
Other investing activities, net	9	20
Net cash used in investing activities	(604)	(951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	718	759
Repayments of bank borrowings and long-term debt	(1,024)	(284)
Payments for repurchases of ordinary shares	(337)	(686)
Proceeds from issuances of Nextracker shares	694	—
Payment for pre-IPO dividend to redeemable noncontrolling interest	(22)	—
Proceeds from issuance of subsidiary's preferred units	—	488
Other financing activities, net	(27)	3
Net cash provided by financing activities	2	280

Effect of exchange rates on cash and cash equivalents	(18)	(26)
Net increase in cash and cash equivalents	330	327
Cash and cash equivalents, beginning of period	2,964	2,637
Cash and cash equivalents, end of period	$3,294	$2,964

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1)    To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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During fiscal year 2023, the Company granted equity compensation awards to Nextracker employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the "2022 Nextracker Plan"), which is administered by Nextracker, a majority owned subsidiary of the Company. Vesting of awards under the 2022 Nextracker Plan was contingent on a Nextracker Initial Public Offering ("IPO") which occurred on February 9, 2023 and consequently a $23 million cumulative stock-based compensation expense was recognized and $28 million in total Nextracker stock-based compensation expense was recognized in the three and twelve-month periods ended March 31, 2023.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and twelve-month periods ended March 31, 2023, the Company recognized approximately $22 million and $27 million of restructuring charges respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2022, the Company recognized approximately $4 million and $15 million of restructuring charges respectively, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset impairments (recoveries). During the fourth quarter and for the fiscal years ended March 31, 2023 and 2022, the Company accrued for certain loss contingencies where losses were considered probable and estimable. In addition, during the fourth quarter of fiscal year 2022, the Company recorded an approximately $13 million gain upon successful settlement of certain supplier claims. These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any

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uncertainty regarding the Company's ability to claim such credits. This gain is non-cash and has been used to offset tax obligations.

Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest relates to dividends paid to TPG Rise Flash, L.P. ("TPG Rise"). Prior to the Nextracker IPO, pro-rated 5% annual preferred dividends were paid-in-kind to TPG Rise totaling $21 million and $4 million for the fiscal years ended March 31, 2023 and 2022, respectively. In addition, Nextracker paid a pre-IPO dividend, $22 million of which was paid to TPG Rise. The paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest are excluded by the Company's management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures. Refer note (3) below for the further details.

Starting Q4 FY23, Equity in earnings (losses) of unconsolidated affiliates previously presented as part of other charges (income), net is now being separately presented on the consolidated statement of operations in Schedule I and GAAP adjustments in Schedule II. For comparability purposes, the prior periods have been recast to conform to the current presentation. The reclassifications had no effect on the previously reported results of operations. In fiscal year 2022, the Company recognized approximately $32 million equity in earnings from the value increases in certain non-core investment funds. No such significant events occurred in fiscal year 2023.

Noncontrolling interest share of subsidiary’s non-GAAP adjustments represents the share of non-GAAP adjustments attributable to noncontrolling interest. During the three and twelve-month periods ended March 31, 2023, $195 million related to the tax impact of the Nextracker IPO and a ($10) million share of the Nextracker stock-based compensation expense were attributable to noncontrolling interests.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During three and twelve-month periods ended 2023, the Company recorded a $180 million net tax benefit related to the Nextracker IPO. During fiscal year 2022, the Company recorded a $19 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business offset by $13 million tax expense in relation to the sale of 500,000 redeemable preferred units ("Series A Preferred Units") of Nextracker LLC to TPG Rise.

(2)    Beginning in the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statements of operations. As such, non-GAAP operating income is now reconciled to the nearest GAAP measure which is GAAP operating income. Historical periods are recast to conform with the current period presentation.

(3)    Noncontrolling interests have been included on the consolidated balance sheets as components of redeemable noncontrolling interest and total shareholders' equity. Noncontrolling interest as of March 31, 2022 was redeemable upon the occurrence of conditions outside of the control of the Company and was reported as redeemable noncontrolling interest in temporary equity in the consolidated balance sheets. The amount of consolidated net income attributable to Flex Ltd. and to the noncontrolling interest and redeemable noncontrolling interest are presented in the consolidated statements of operations. In the fourth quarter of fiscal year 2023, Nextracker Inc. completed the Nextracker IPO through a series of reorganization transactions that resulted in Nextracker Inc. having an umbrella partnership C corporation ("Up-C") structure and the conversion of redeemable noncontrolling interest to noncontrolling interest.

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Upon the IPO, Flex recorded a noncontrolling interest within shareholders equity, reflecting the portion of Nextracker that is not owned by Flex. On a subsequent measurement basis, the carrying value of this noncontrolling interest is adjusted for earnings attributable to the noncontrolling interest.
As of March 31, 2023 and 2022, the carrying value of noncontrolling interest were $355 million and zero, respectively, and the carrying values of redeemable noncontrolling interest were zero and $78 million, respectively. Net Income attributable to noncontrolling interest and redeemable noncontrolling interest was $240 million and $4 million in fiscal 2023 and 2022, respectively.